UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Integrated Electrical Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 27, 2015

To Our Stockholders:

On behalf of the Board of Directors of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), we are writing to provide you a very important update about the election of directors at the Company’s annual stockholders’ meeting to be held on Tuesday, February 10, 2015, at 10:00 a.m. Eastern Standard Time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.

As announced on January 16, 2015, effective at the close of business on January 16, 2015, James M. Lindstrom resigned from the Board and from the offices of Chairman, Chief Executive Officer and President of the Company. As of the effective time of Mr. Lindstrom’s resignation, the Board reduced the size of the Board of Directors from five to four directors.

Additionally, effective as of close of business on January 16, 2015, David B. Gendell, a member of the Board, was appointed as the non-executive Chairman of the Board, and Robert W. Lewey was appointed as the Interim Chief Operating Officer in addition to serving in his current roles as Senior Vice President, Chief Financial Officer and Treasurer. The Board intends to evaluate the Company’s President and Chief Executive Officer roles with a view to determining if changes to those positions would be appropriate and in the Company’s best interests.

On December 29, 2014, we filed and began mailing to our stockholders a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the Internet, how to request paper copies of these materials, and how to vote by using the Internet, telephone, or mail. This supplementary proxy material is being made available on or about January 27, 2015. Except as specifically amended or supplemented by the information contained in the supplementary proxy materials, all information set forth in the proxy statement for the Company’s annual stockholders’ meeting remains unchanged and should be considered in voting your shares. Where information in the proxy statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in these supplemental proxy materials.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote, for which instructions are provided below. This supplementary proxy material does not change the proposals to be acted upon at the Company’s annual stockholders’ meeting, which are described in the proxy statement, except that Mr. Lindstrom is no longer standing for election as a director. No votes received prior to or after the date of this supplementary proxy material will be counted for or against the election of Mr. Lindstrom to our Board of Directors.

Sincerely,

Gail D. Makode

Senior Vice President, General Counsel and Corporate Secretary

INTEGRATED ELECTRICAL SERVICES, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

This supplement (the “Supplement”) amends and supplements the proxy statement dated December 26, 2015 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2015 annual meeting of stockholders (the “Annual Meeting”) of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 on Tuesday, February 10, 2015, at 10:00 a.m. Eastern Standard Time.

The purpose of this Supplement is to (1) revise the list of nominees for election to our Board of Directors as set forth in Proposal One in the Proxy Statement by removing James M. Lindstrom as a nominee for the Board of Directors and (2) provide updated information relating to recent changes in our management and Board of Directors structure. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in these supplemental proxy materials.

On January 16, 2015, Mr. Lindstrom resigned from the Board and from the offices of Chairman of the Board, Chief Executive Officer and President of the Company. The Board of Directors decided on January 16, 2015 not to fill the vacancy in the Board created by Mr. Lindstrom’s resignation but instead to reduce the size of the Board from five to four directors. As a result, all votes cast by shareholders, in person or by proxy, in the election of Mr. Lindstrom at the Annual Meeting will be disregarded. Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying the Company in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by attending the Annual Meeting in person and voting in person. Notices to the Company should be directed to Gail D. Makode, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830. Stockholders who submit proxies and attend the Annual Meeting to vote in person are requested to notify Ms. Makode at the Annual Meeting of their intention to vote in person at the Annual Meeting.

Additionally, effective as of close of business on January 16, 2015, David B. Gendell, a Board member, was appointed as the non-executive Chairman of the Board and will be paid an additional cash retainer of $25,000 per month, and Robert W. Lewey was appointed as the Interim Chief Operating Officer in addition to serving in his current roles as Senior Vice President, Chief Financial Officer and Treasurer, and Mr. Lewey’s salary was increased by $25,000 per month for each month of service as Interim Chief Operating Officer. Mr. Lewey and Mr. Gendell were also awarded ten-year term stock options of 10,000 and 6,000 shares of common stock, respectively, and each such option will become vested and exercisable upon the completion of two years’ continuous service with the Company. Separately, each of Mr. Gendell and the other three remaining members of the Board, Joseph L. Dowling III, Donald L. Luke and Joe D. Koshkin, were each awarded 4,000 phantom stock units. These compensation changes reflect the additional commitments and responsibilities of Mr. Gendell, Mr. Lewey and the other directors.

The Board intends to evaluate the Company’s President and Chief Executive Officer roles with a view to determining if changes to those positions would be appropriate and in the Company’s best interests. Further information on the four directors is provided in the Proxy Statement.